Exhibit 99.1

NanoVibronix Announces Closing of $3.2 Million Private Placement

ELMSFORD, New York – June 24, 2019 – NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company that produces the PainShield® surface acoustic wave (SAW) device, which utilizes the Company’s proprietary and patented low intensity, SAW ultrasound technology, today announced that it closed a private placement transaction in which it issued and sold to existing stockholders 1.6 million Series E convertible preferred stock and 1.6 million 7-year warrants to purchase Series E convertible preferred stock at a price of $2.50 per share for gross proceeds to the Company of $3.2 million. The Series E convertible preferred shares are convertible into shares of common stock on a one-for-one basis. The Company plans to submit to stockholders for approval, within 90 days of the closing of the private placement, the issuance of the shares of common stock issuable upon conversion of the Series E preferred stock, in accordance with the rules of the Nasdaq Stock Market.

The Series E preferred stock, the warrants, the Series E preferred stock issuable upon conversion of the warrants, and the common stock issuable upon conversion of the Series E preferred stock have not been registered under the Securities Act of 1933 or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NanoVibronix

NanoVibronix Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, which is focused on developing medical devices utilizing its proprietary and patented low intensity surface acoustic wave (SAW) technology. This technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including the disruption of biofilms and bacteria colonization, as well as providing pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield™ and WoundShield™. Additional information about the Company is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital may not be available, or may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Crescendo Communications

naov@crescendo-ir.com

(212) 671-1021